EXHIBIT 10.12

FIRST BANK OF GEORGIA SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN PLAN DOCUMENT FOR KEY OFFICERS

(A Non-Qualified Supplemental Income Plan)

Effective October 22, 2007

Specimen for review by Counsel

This prototype plan document is provided as a generic sample document in connection with the creation of a Non-Qualified supplemental income plan, and as an aid to client’s own counsel.  You must seek the advice and counsel of your own attorney or accounting professional as to appropriate documents and the legal and financial impact of a plan in your specific circumstances.

This current specimen is designed in accordance with requirements of IRC Code Section 409A contained in PL 108-357 (AJCA 0f 2004), passed on October 22, 2004 as well as subsequent regulations.

PREAMBLE

This Agreement is executed this 22nd day of October, 2007 by First Bank of Georgia (herein after referred as the “Company”), a bank duly organized under the laws of the state of Georgia.

Witnesseth That:

Whereas:
Each Employer wishes to retain the valuable services of its key management team and other highly compensated employees by providing attractive and competitive supplemental retirement income, death and other benefit programs to such employees that retain the services of these key executives; and

Whereas:
Each Employer recognizes that it is in the best interest of both Employer and these select employees to provide attractive employer-sponsored programs to assure that these employees have sufficient retirement income for themselves and survivor income for their families and other dependents; and

Whereas:
Tax qualified retirement plans, with the current limitations on benefits, and employer contributions under the current Internal Revenue Code may be inadequate or inappropriate, and an employer-sponsored supplemental income plan can best provide these select employees with the appropriate levels of income continuation in the specific desired circumstances; and

Whereas:
The governing body of each Employer has agreed such a non-qualified benefit plan serves the Employer’s best business interests to retain the services of those certain key executives and managers, and the Employer is willing to provide such a Plan for such purposes to this select group of key executives in return for their current and future services and wishes to provide the terms and conditions for such Plan;

Now, THEREFORE, the following Plan is adopted.

ARTICLE I – INTRODUCTION

1.1                           Name
The name of this Plan is the “First Bank of Georgia Supplemental Executive Retirement Plan”.

1.2                           Effective Date
The effective date of the Plan is October 22, 2007.

1.3                           Purpose
The purpose of the Plan is to offer Eligible Employees of each Employer certain supplemental benefits for retirement income and other income continuation needs for themselves and their families and other dependents, and to provide each Employer, if appropriate, a vehicle to address limitations on total benefits payable under any tax-qualified defined benefit plan, and to do so in such as manner as to retain the services these key executives to Employer for significant periods in order to claim these supplemental benefits.

This Plan is intended to be a non-qualified “Top-Hat” plan under applicable Code sections.  That is, the Plan is an unfunded plan of deferred compensation maintained for a select group of management or highly compensated Employees pursuant to sections 201(2), 301(a)(3), and 401 (a)(1) of ERISA, and an unfunded plan of deferred compensation under the Internal Revenue Code.

1.4                           Interpretation
Wherever appropriate, pronouns of any gender shall be deemed synonymous, as shall singular and plural pronouns.  Headings of Articles and Sections are for convenience of reference only, and are not to be considered in the construction or interpretation of the Plan.  The Plan shall be interpreted and administered so as to give effect to its purpose as expressed in Section 1.3 and to qualify as a non-qualified, unfunded plan of deferred compensation in compliance with the requirements of Code section 409A, and the regulations thereto as amended from time to time.

1.5                           Adoption by Affiliates.
Any Affiliate of the Company may, with the consent of the Board of Directors or other governing body of said Affiliate and the Company, adopt the Plan for its employees and thereby become an Employer as of the date specified in the resolution adopting the Plan.  Upon and after the effective date of such Affiliate’s participation, the Committee shall administer the Plan on behalf of any Participants who are employees of such Affiliate.  Any amendments to the Plan made pursuant to this Agreement by the Board of Directors, subsequent to the adoption of the Plan by an Affiliate, shall be binding upon such Affiliate, subject to the right of each terminating Affiliate to withdraw from the Plan in accordance with the provisions in Section 1.6.

1.6                           Withdrawal by Affiliate
Any Affiliate may withdraw from the Plan by giving written notice to the Committee, and terminate the Plan with respect to future Participants who are employees of such Affiliate.  Current Participants (and any Named Beneficiary who has become entitled to a benefit) in the Plan shall be subject to the Plan until the earliest time as each of them or all of them (who are employees of such Affiliate) may receive a Plan distribution that conforms with Code section 409A. No other distribution or acceleration of distribution of a Participant's Plan benefit shall be permitted upon such termination of participation by an Affiliate.

ARTICLE II - DEFINITIONS & TERMS

Definition of Terms.
Certain words and phrases are defined when first used in later paragraphs of this Agreement.  Unless the context clearly indicates otherwise, the following words, when used in this Agreement, shall have the following respective meanings:
2.1.1                        Accrued Liability
“Accrued Liability” shall mean that portion of a Participant’s total Retirement benefit which has been accrued on the books of the Company at any specified time.

2.1.2                        Affiliate
“Affiliate” shall mean any corporation, partnership, joint venture, association, or similar organization or entity, the employees of which would be treated as employed by the Company under Section 414(b) and 414(c) of the Code.  It also means any organization that is a member of an affiliated service group with the Company within the meaning of Section 414(m) of the Code and any other organization required to be aggregated with the Company under Section 414(o) of the Code.  No entity shall be treated as an Affiliate for any period that it is not a part of a controlled group, under common control, or is otherwise required to be aggregated under Section 414 of the Code.

2.1.3                        Agreement
“Agreement” shall mean this agreement, together with any and all amendments or restatements thereto.

2.1.4                        Board Committee.
“Board Committee” shall mean the Compensation Committee of the Board of Directors, or such other Committee of the Board as may be delegated with the duty of determining Employee eligibility under the Plan.

2.1.5                        Board of Directors or Board
“Board of Directors” shall mean the Board of Directors of the Company.

2.1.6                        Cause
“Cause” (as determined by the Board of Directors) will be defined in any employment agreement between the Employer and the Participant; or if no such agreement exists, "Cause" shall mean
A.	the gross negligence or willful misconduct by the Participant which is materially damaging to the business of the Company or any Employer or Affiliate;
B.	the conviction of the Participant of any crime involving breach of trust or moral turpitude;
C.
a consistent pattern of failure by the Participant to follow the reasonable written instructions or policies of the Participant's supervisor or the Board of Directors of the Company or any Employer or Affiliate; or

D.
receipt by the Company or any Employer or Affiliate of any written notice from the Georgia Department of Banking and Finance, the Federal Deposit Insurance Corporation or the Board of Governors of the Federal Reserve System requiring the removal of the Participant as an employee or other service provider.

2.1.7                        Change in Control.
“Change In Control” (hereinafter "Change in Control") shall mean a change in ownership or effective control, or a change in ownership of a substantial portion of the assets of, the Company, as defined in Code section 409A.

2.1.8                        Code
“Code” means the Internal Revenue Code of 1986 and regulations thereto, as amended.

2.1.9                        Committee
“Committee” shall mean the person or persons described in Article VII who are charged with the day-to-day administration, interpretation and operation of the Plan.

2.1.10                      Disability
“Disability” shall mean the definition in Code section 409A, as detailed in the regulations thereto, as they amended from time to time, and that currently provides that a Participant is disabled if he/she is: 1.) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or 2.) receiving income replacement benefits for a period of not less than three months under an accident and health policy covering employees of the Corporation, by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months shall mean a total and permanent physical and/or mental condition that renders a Participant incapable of performing his duties with the Employer, which results from disease, bodily injury, or mental disorder.  Such determination shall be made by the opinion of a physician selected by the Employer, and may be further evidenced by the Participant’s receipt of benefits under the Employer’s long-term disability welfare benefit plan, any supplemental individual disability policy bought or purchased through or in connection with the Employer, or by the receipt of Social Security disability benefits if the Employer has no long-term disability plan, or the Participant is not covered by the Employer’s long-term disability plan.

2.1.11                      Effective Date
“Effective Date” shall mean the effective date of this Plan as defined in Section 1.2.

2.1.12                      Effective Date of Participation
"Effective Date of Participation" means the calendar date on which an individual Participant becomes eligible to participate in and to receive benefits from the Employer under the Plan.

2.1.13                      Eligible Employee
“Eligible Employee” shall mean a person who (for any plan year or portion thereof) is: (1) an employee of the Employer; (2) subject to US income tax laws; (3) a member of a select group of management Employees or a highly compensated Employee of the Employer as contemplated by ERISA, Title I; and (4) selected by the Board of Directors to participate in the Plan.

2.1.14                      Employee
“Employee” shall mean a person who (for any plan year or portion thereof) is an employee of the Employer.

2.1.15                      Employer
“Employer” shall mean the Company and any successors or assigns, unless otherwise provided herein, and any Affiliate which adopts the Plan with the Company's consent.

2.1.16                      ERISA
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.1.17                      Forfeiture
“Forfeiture” shall mean the loss of any portion of a Participant’s benefit created by the Participant’s termination from employment prior to the time he/she becomes fully vested in his/her benefit.  It shall also mean any amounts of a Participant's benefit lost due to the provisions of section 5.3.  All such Forfeiture amounts shall revert to the Employer, and shall not be paid to or on account of a Participant or a Beneficiary.

2.1.18                      Good Reason
"Good Reason" shall mean any of the following, provided that Participant terminates his employment for Good Reason within ninety (90) days thereof, provides at least thirty (30) days advance written notice to the Company explaining the basis for "Good Reason", and the Company or the applicable Employer or Affiliate has not remedied such Good Reason within thirty (30) days following such notice:

A.	a material reduction in the Participant's rate of regular compensation from the Company, Employers and Affiliates;
B.	a requirement that the Participant relocate to a county other than Columbia, McDuffie or Richmond County; or
C.
a material reduction in the Participant's duties, title, and/or responsibilities, other than any change resulting from a change in the publicly-traded status of the Company, any Employer or any Affiliate.

2.1.19                      Leave of Absence.
“Leave of Absence” shall mean a temporary period of time, not to exceed twelve (12) consecutive calendar months during which time a Participant shall not be an active Employee of an Employer, but shall be treated for purposes of this Plan as in continuous employment with the Employer, including for purposes of vesting.  A Leave of Absence may be either paid or unpaid, but must be agreed to in writing by both the Employer and the Employee.  A Leave Of Absence that continues beyond the twelve (12) consecutive months shall be treated as a Voluntary Termination of Employment, subject to Section 4.3 as of the first business day of the thirteenth month for purposes of the Plan.

2.1.20                      Named Beneficiary
“Named Beneficiary” or "Designated Beneficiary" or "Beneficiary" shall mean any person or trust, or combination, as last designated by the Participant during his/her lifetime upon a “Beneficiary Designation Form”, provided by the Employer and filed with the Committee, who is specifically named to be a direct or contingent recipient of all or a portion of a Participant's benefits under the Plan in the event of the Participant's death.  Such designation shall be revocable by the Participant at any time during his/her lifetime without the consent of any Beneficiary, whether living or born hereafter.  Unless expressly provided by law, the Named Beneficiary may not be designated or revoked and changed by the Participant in any other way.  No beneficiary designation or beneficiary change shall be effective until received in writing and acknowledged according to established Employer procedures and practices.  Should the Participant fail to designate the Named Beneficiary, the Named Beneficiary shall be the Participant’s estate.

2.1.21                      Participant
“Participant” shall mean an Eligible Employee of the Employer who participates in the Plan under Article III; a former Eligible Employee who has participated in the Plan and continues to be entitled to a benefit (in the form of a vested benefit), and any former Eligible Employee who has participated in the Plan under Article III and has not yet exceeded any Leave of Absence.  For purposes of payment of survivor death benefits only, if any, the term “Participant” shall also include a surviving Beneficiary.

2.1.22                      Plan
“Plan” shall mean the “First Bank of Georgia Supplemental Executive Retirement Plan” as set forth herein and amended.

2.1.23                      Plan Distribution
“Plan Distribution” shall mean any distributions made from the Plan pursuant to applicable Plan provisions.

2.1.24                      Plan Year
“Plan Year” shall mean the twelve (12) consecutive month period constituting a calendar year, beginning on January 1 and ending on December 31.  However, in any partial year of the Plan that does not begin on January 1, “Plan Year” shall also mean the remaining partial year ending on December 31.

2.1.25                      Prohibited Disclosure
"Prohibited Disclosure" shall mean a specific material breach of any nondisclosure provision in the most recent employment or nondisclosure agreement.  If none exists, "Prohibited Disclosure" means the actual disclosure of trade secrets, customers list, and any and all other proprietary information of the Employer or any Affiliate to other businesses, including known competitors or organizations set up to compete with the Employer's or Affiliate's business.

2.1.26                      Retirement Age
"Retirement Age" shall mean a Participant's attainment of age 65.

2.1.27                      Termination of Employment
"Termination of Employment" shall mean a Participant's separation from service with the Employer and all Affiliates within the meaning of Code section 409A.

2.1.28                      Trust
“Trust” shall mean one or more grantor trusts (so-called “Rabbi Trusts”), if any, established pursuant to Sections 671 et. seq. of the Code, and maintained by the Employer for its own administrative convenience in connection with the operation of the Plan and the management of any of its general assets set aside to help cover its financial obligations under the Plan.  Such Trusts, if any, shall be governed by a separate agreement between the Employer and the Trustee.  Any such assets held in such a Trust shall remain subject to the claims of the Employer's general creditors. The Employer shall not be required to establish such a Trust, and may continue or discontinue such a Trust, if created, only subject to those limitations of termination and amendment as may be contained in the Trust agreement.

2.1.29                      Trustee
“Trustee” shall mean the party or parties named under any Trust agreement (and such successor and/or additional trustees) who shall possess such authority and discretion to hold, manage and control such Employer assets in connection with the Plan as provided under the agreement between the Trust and the Employer.

ARTICLE III - ELIGIBILITY & PARTICIPATION

3.1                          Eligibility Requirements
A.
General Eligibility - Only Eligible Employees of an Employer that has adopted this Plan may become Participants.  The Committee shall give notice of an Employee’s eligibility, in such form as it may determine most appropriate from time to time.  Existing Plan Participants remain eligible unless notified by the Committee otherwise.

B.
No Employee Contributions Required - No Employee contribution shall be required to become a Participant in the Plan.  All Plan costs, including administration, and federal, state and local employment taxes, shall be borne exclusively by the Employer.  However, a Participant shall bear all federal, state and local (or other) personal income taxes on his/her plan benefits.

3.2                          Participation & Effective Date of Participation
An Eligible Employee shall become a Participant in the Plan on the later of the date:
A.	specified (if a date is specified) in any written notice to the Participant of his/her eligibility to participate in the Plan; or
B.	the Participant completes and signs the enrollment form (if any) required by the Committee.

An Eligible Employee shall not become a Participant in the Plan nor be entitled to receive any benefits under the Plan from the Employer until on or after the Participant's Effective Date of Participation.

ARTICLE IV - PARTICIPANT BENEFITS

4.1                           Normal Retirement Benefit
A.
Except for provisions covering death, voluntary termination, Plan termination, Disability and Forfeiture as set forth below, upon achieving Retirement Age while still employed with the Employer or its Affiliates, the Participants shall be paid an annual benefit of 40% of his annual salary (excluding bonus, benefits, grants of options or any other compensation other than regular periodic salary payments).  This annual benefit amount is currently $90,000.  Commencing at the end of the first Plan Year and each Plan Year thereafter, the Annual Benefit shall be increased by percentage of that year’s salary increase.  Such Benefit shall continue to paid annually for the life of the Participant (subject to section 4.2.A below).

B.
The Employer shall commence payment of these retirement benefits on the first payment date as outlined in Article VI.  However, Employer’s obligation to pay or continue to pay these benefits to a Participant is subject to the conditions and limitations set forth in this Plan, with special reference to any vesting and/or forfeiture provisions contained in Article V of the Plan.

4.2                           Death Benefits.
A.
Death Following Retirement Age.  In the event of a Participant’s death after Normal Retirement Benefit payments have commenced (as identified in section 4.1) the Participant’s Named Beneficiary shall continue to receive the annual benefit identified in section 4.1.A for a period of fifteen years, inclusive of all payments made prior to the death of the Participant.

B.
Death Prior to Retirement Age.  In the event of the Participant’s death prior to the date Normal Retirement Benefit payments commence, the Participant’s Named Beneficiary shall receive the annual benefit identified in section 4.1.A for a period of ten years.  The payment of this benefit shall be in lieu of and replacement of all other benefits promised under the Plan and shall be in full satisfaction of the any and all benefits promised under the Plan.  There is no other death benefit payable under the Plan.

4.3                           Voluntary Termination of Employment For Other Than Good Reason
In the event of a Participant incurring a voluntarily Termination of Employment prior to Retirement Age for reasons for reasons other than Good Reason, Employer shall pay Participant the vested portion of the Accrued Liability as of the date of termination.  This benefit shall be paid in ten equal annual installments and shall commence at Retirement Age.

4.4                           Involuntary Termination of Employment (Not for Cause and Voluntary Termination for Good Reason
In the event of a Participant prior to Retirement Age incurring an involuntary Termination of Employment for reasons other than “Cause”, or voluntary Termination of Employment for Good Reason, Employer shall pay Participant the vested portion of the Normal Retirement Benefit.  This benefit shall commence at the specified Retirement Age and continue for the life of the Participant.

4.5                           Plan Termination
Subject to the provisions of Code section 409A, in the event Employer terminates the Plan prior to a Participant having begun receiving Plan Distributions as described in the Plan, the Employer shall pay Participant the entire Accrued Liability in effect as of the date of the Plan Termination.  This Plan Termination benefit shall be paid in ten equal annual installments and shall commence at the Participant’s specified Retirement Age.  If Participant or his/her Named Beneficiary is already receiving Plan Distributions under this Plan when the Plan is terminated such Plan Termination shall have no impact on the continuation of such Plan Distributions pursuant to this Plan.  The payment of this Plan Termination benefit shall be in lieu of and in replacement of all other benefits promised under this Plan and shall be in full satisfaction of any and all benefits promised under this Plan.  For this provision to become effective, the decision to terminate the Plan must be made by a Board Committee composed of two or more individuals who do not participate in the Plan.

4.6                           Disability Benefit
In the case of Disability, as established by the definition of Disability contained in the Plan and required by Code section 409A, that occurs prior to a Participant's Retirement Age, Employer shall pay Participant the entire Accrued Liability, as of the date of Disability.  This Disability Benefit shall be paid in five (5) equal annual installments.  The payment of this Disability Benefit shall be in lieu of and in replacement of all other benefits promised under this Plan and shall be in full satisfaction of the any and all benefits promised under this Plan.

ARTICLE V - VESTING AND FORFEITURE

5.1                           Vesting
If a Participant’s employment with Employer terminates prior to Retirement Age, the Participant’s benefit (Normal Retirement Benefit or Accrued Liability) shall be subject to the following vesting schedule and such benefit shall be adjusted, where appropriate, according to the level of vesting achieved at the date of said termination (subject to Code section 409A):

Years of Service	Vested Percentage
Less than 1	15%
Less than 2	30%
Less than 3	45%
Less than 4	60%
Less than 5	75%
Less than 6	90%
7 or more	100%

Vested benefit levels shall be payable in accordance with Article VI of this Plan, except in the case of Termination of Employment for Cause.

5.2                           Change of Control
Upon a Change of Control, Participant shall become 100% vested in his/her Normal Retirement Benefit as identified in section 4.1.A.  Distribution of the Normal Retirement Benefit shall commence at the specified Retirement Age and shall continue for the life of the Participant subject to section 4.2.A.

5.3                           Forfeitures
A.
Termination for Cause - If a Participant’s employment is terminated for Cause, the Participant shall forfeit all benefits (or the remainder thereof, if any) under the Plan.  Such forfeited amounts shall revert to the Employer, and not be payable to or for the benefit of the Participant, Named Beneficiary, or other persons claiming through them.

B.
Violation of Non-Competition and/or Nondisclosure Conditions - If a Participant: a.) violates any existing non-competition or nondisclosure agreement with the Employer or an Affiliate, or engages in prohibited competition or prohibited disclosure under an existing agreement with the Employer or an Affiliate; or b.) if no non-competition and/or nondisclosure agreements between the Participant and the Employer or an Affiliate exist, engages in Prohibited Disclosure, whether it occurs before or after a Termination of Employment, the Participant shall forfeit all unpaid Plan benefits.  This requirement is a pre-condition to the receipt of Plan Distributions prior to Retirement Age and to continuation of any benefit payments under the Plan after Plan Distributions have commenced (if payable in installments).  Such forfeited benefit amounts shall revert to the Employer, and such forfeited benefit amounts shall not be payable to or for the benefit of the Participant, Named Beneficiary, or other persons claiming through them.

ARTICLE VI – DISTRIBUTIONS

6.1                           Distributions
A Participant’s Plan Distributions shall be distributed only in accordance with the provisions of this Plan.  No other distributions of a Participant's Plan Distributions, except those provided by Code section 409A, shall be allowed from the Plan under any circumstances.

6.2                           Method of Payment
All Plan Distributions shall be made in cash, in U.S. currency.

6.3                           Timing of Payment
A.
Normal Retirement Benefit - Upon the first day of the month following or coincident with a Participant’s Retirement Age, the Employer shall pay Participant the Normal Retirement Benefit identified in section 4.1.  Such benefit shall continue to be paid annually for the life of the Participant (subject to section 4.2.A. above).

B.	Death
1.
In the event Participant dies following the commencement of Normal Retirement Benefits, Employer shall pay the Participant’s Named Beneficiary the Death Benefit identified in section 4.2.A, commencing within 60 days of the Participant’s date of death.

2.
In the event Participant dies prior to the commencement of Normal Retirement Benefits, Employer shall pay the Participant’s Named Beneficiary the Normal Retirement Benefits identified in section 4.2.B, commencing within 60 days of the Participant’s date of death.

C.	Voluntary Termination of Employment for Other Than Good Reason
In the event Participant incurs a voluntarily Termination of Employment prior to Retirement Age for reasons other than Good Reason, Employer shall pay Participant the benefit identified in section 4.3.  This benefit shall commence upon the first day of the month following or coincident with a Participant reaching Retirement Age.
D.	Involuntary Termination of Employment (Not for Cause) and Voluntary Termination for Good Reason
In the event Participant prior to Retirement Age incurs an involuntary Termination of Employment for reasons other than “Cause,” or voluntary Termination of Employment for Good Reason, Employer shall pay Participant the benefit identified in section 4.4.  This benefit shall commence upon the first day of the month following or coincident with a Participant reaching Retirement Age.
E.	Plan Termination
Subject to the provisions of Code section 409A, in the event Employer terminates the Plan prior to a Participant having begun receiving Plan Distributions, Employer shall pay Participant the benefit identified in section 4.5.  This Plan termination benefit shall commence upon the first day of the month following or coincident with a Participant reaching Retirement Age.  If Participant or his/her Named Beneficiary is already receiving Plan Distributions when the Plan is terminated such Plan termination shall have no impact on the continuation of such benefits pursuant to this Plan nor shall it result in any incremental benefits being paid to Participant over and above the then existing Plan Distributions.
F.	Disability
In the event the Participant becomes Disabled prior to a Participant's Retirement Age, Employer shall pay Participant the benefit identified in section 4.6.  Such payment shall begin not later than sixty (60) days from the date of Disability, or as soon as administratively practicable thereafter.

6.4                           Acceleration or Deferral
Acceleration or deferral of the time or schedule of any payment under the Plan is not permitted except as may be provided by Code Section 409A.

6.5                           Distribution Payments
The Employer shall make all benefit payments to a Participant or a Participant’s Named Beneficiary directly, unless the Employer may determine to create a Trust for its own administrative convenience.  In such case, the Employer may direct the Trustee to make such payments directly to a Participant or Named Beneficiary.  The payment of any benefits from any Trust by a Trustee shall not be a representation to a Participant of any actual or implied beneficial interest in any assets in such Trust.  A Participant or Named Beneficiary, or any other person claiming or receiving such distribution payment remains a general unsecured creditor of the Employer as to such benefit payments.

6.6                           Gross Up Payments

A.
Application of Code Section 4999. - Notwithstanding anything in this Agreement to the contrary, if it shall be determined that any payment or distribution to the Participant or for the Participant’s benefit (whether paid or payable or distributed or distributable) pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (the “Payments”) would be subject to the excise tax imposed by Code section 4999  by reason of being “contingent on a change in the ownership or control” of the Company, within the meaning of Code section 280G or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest or penalties, are collectively referred to as the “Excise Tax’), then the Participant shall be entitled to receive from the Employer an additional payment (the “Gross-Up Payment”) in an amount such that the net amount of the  Payments and the Gross-Up Payment retained by the Participant after the calculation and deduction of all Excise Taxes (including any interest or penalties imposed with respect to such taxes) on the payment and all federal, state and local income tax, employment tax and Excise Tax (including any interest or penalties imposed with respect to such taxes) on the Gross-Up Payment provided for in this Section 6.6, and taking into account any lost or reduced tax deductions on account of the Gross-Up Payment, shall be equal to the Payments; provided, however, no portion of the Payments, the receipt or enjoyment of which the Participant shall have effectively waived in writing prior to the date of payment of the Payments shall be taken into account for purposes of the limitation set forth in Code section 280G.

B.
Reliance on Accountants. - All determinations required to be made under this Section 6.6, including whether and when the Gross-Up Payment is required and the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determinations shall be made by the Accountants (as defined below) which shall provide the Participant and the Employer with detailed supporting calculations with respect to such Gross-Up Payment within fifteen (15) business days of the receipt of notice from the Participant or the Employer that the Participant has received or will receive a Payment.  For purposes of making the determinations and calculations required herein, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Code sections 280G and 4999, provided that the Accountant’s determinations must be made on the basis of “substantial authority” (within the meaning of Code section 6662).  For the purposes of this Section 6.6, the “Accountants” shall mean the Employer’s independent certified public accountants serving immediately prior to the Change in Control.  In the event that the Accountants are also serving as accountant or auditor for the individual, entity, or group effecting the Change in Control, the Participant shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting form shall then be referred to as the Accountants hereunder).  All fees and expenses of the Accountants shall be borne solely by the Employer.

C.
Payments Treated as Parachute Payments. - For the purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax, such Payments will be treated as “parachute payments” within the meaning of Code section 280G, and all “parachute payments” in excess of the “base amount” (as defined under Code section 280G(b)(3)) shall be treated as subject to the Excise Tax, unless and except to the extent that in the opinion of the Accountants such Payments (in whole or in part) either do not constitute “parachute payments” or represent reasonable compensation for services actually rendered (within the meaning of Code section 280G(b)(4)) in excess of the “base amount,” or such “parachute payments” are otherwise not subject to such Excise Tax.  For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income taxes at the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made and to pay any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from the deduction of such state or local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of the Participant’s adjusted gross income), and to have otherwise allowable deductions for federal, state and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-Up Payment in the Participant’s adjusted gross income.  To the extent practicable, any Gross-Up Payment with respect to any Payment shall be paid by the Employer at the time the Participant is entitled to receive the Payment and in no event will any Gross-Up Payment be paid later than five  (5) days after the receipt by the Participant of the Accountant’s determination.  Any determination by the Accountants shall be binding upon the Employer and the Participant.

D.
Underpayment. - As a result of uncertainty in the application of Code section 4999 at the time of the initial determination by the Accountants hereunder, it is possible that the Gross-Up Payment made will have been an amount less than the Employer should have paid pursuant to this Section 6.6 (the “Underpayment”).  In the even that the Employer exhausts its remedies pursuant to Section 6.6 and  the Participant is required to make a payment of any Excise Tax, the Underpayment shall be promptly paid by the Employer to or for the Participant’s benefit.

E.
Cooperation and Access. - The Participants and the Employer shall each provide the Accountants access to and copies of any books, records and documents in the possession of the Employer or the Participant, as the case may be, reasonably requested by the Accountants, and otherwise cooperate with the Accountants in connection with the preparation and issuance of the determination contemplated by this Section 6.6.

F.
Notice and Contest of Any Claim. - The Participant shall notify the Employer in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Employer of the Gross-Up Payment.  Such notification shall be given as soon as practicable after the Participant is informed in writing of such claim and shall apprise the Employer of the nature of such claim and the date on which such claim is requested to be paid.  The Participant shall not pay such claim prior to the expiration of the 30-day period following the date on which the Participant gives such notice to the Employer (or such shorter period ending on the date that any payment of taxes, interest and/or penalties with respect to such claim is due).

1.
If the Employer notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall (i) give the Employer any information reasonably requested by the Employer relating to such claim; (ii) take such action in connection with contesting such claim as the Employer shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Employer; (iii) cooperate with the Employer in good faith in order to effectively contest such claim; and (iv) permit the Employer to participate in any proceedings relating to such claims; provided, however, that the Employer shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify the Participant for and hold the Participant harmless from, on an after-tax basis, any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of all related costs and expenses.

2.
Without limiting the foregoing provisions of this Section 6.6, the Employer shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Employer shall determine; provided, however, that if the Employer directs the Participant to pay such claim and sue for a refund, the Employer shall advance the amount of such payment to the Participant, on an interest-free basis, and shall indemnify the Participant for and hold the Participant harmless from, on an after-tax basis, any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance (including as a result of any forgiveness by the Employer of such advance); provided, further, that any extension of the statute of limitations relating to the payment of taxes for the Participant’s taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount.

3.
Furthermore, the Employer’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and  the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

G.
Timing of Payments. -The payments provided for in this Section 6.6 shall be made not later than the fifth day following the Participant’s Termination of Employment upon a Change in Control; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Employer shall pay to the Participant on such day an estimate, as determined in good faith by the Employer, of the minimum amount of such payments and shall pay the remainder of such payments as soon as the amount thereof can be determined but in no event later than the thirteenth day after the Participant’s Termination of Employment upon a Change in Control.  In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Employer to the Participant, payable on the fifth day after demand by the Employer (together with interest at the rate provided in Code section 1274 (b)(2)(B).

ARTICLE VII - ADMINISTRATION & CLAIMS PROCEDURE

7.1                           Duties of the Employer
The Company shall have overall responsibility for the establishment, amendment, termination, administration, and operation of the Plan.  The Company may discharge this responsibility through members of the Committee.

7.2                           The Committee
The Committee shall consist of one (1) to five (5) members appointed by the Company and one of whom must be an officer of the Company and shall be designated by the Company as Chairman of the Committee.  In the absence of such appointment, the Company shall serve as the Committee.  The Committee shall consist of officers or other Employees of Employers, or any other persons who shall serve at the request of the Company.  Any member of the Committee may resign in writing, such resignation becoming effective upon the date specified therein.  The members of the Committee shall serve at the will of the Company, and the Company may from time to time remove any Committee member with or without Cause and appoint their successors.  In the event of a vacancy in membership, the remaining members shall constitute the Committee with full authority to act.

7.3                           Committee’s Powers and Duties to Administer, Interpret and Enforce the Plan
The Committee shall be the “Plan Administrator” and “Named Fiduciary”, but only to the extent required by ERISA for “top-hat” plans, and shall have the authority to administer and enforce the Plan on behalf of any and all persons having or claiming any interest in the Plan in accordance with its terms and purposes.  The Committee, or any single individual Committee member it may designate, shall have the authority to interpret the Plan and its provisions, and shall determine any and all questions or claims arising in the administration and application of the Plan, in accordance with applicable laws.  Any such interpretation by the Committee, or its authorized individual member, shall be conclusive and binding on all persons.  Written interpretations or responses by the Committee, or its authorized individual member, shall only be required to the extent required by the Claims Procedure of Section 7.8 herein.

7.4                           Organization of the Committee
The Committee shall act by a majority of its members at the time in office.  Committee action may be taken either by a vote at a meeting or by written consent without a meeting.  The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee, or to act in its behalf without additional consent as to any issue of Plan administration.  The Committee shall notify the Company, in writing, of such authorization and the name or names of its member or members so designated in such cases. The Company thereafter shall accept and rely on any documents executed by or actions taken by said member of the Committee or members as representing action by the Committee until the Committee shall file with the Company a written revocation of such designation.  The Committee may adopt such by-laws and regulations, as it deems desirable for the proper conduct of the Plan and to change or amend these by-laws and regulations from time to time.  With the permission of the Company, the Committee may employ and appropriately compensate accountants, legal counsel, benefit specialists, actuaries and record keepers and any other persons as it deems necessary or desirable in connection with the administration and maintenance of the Plan.  Such professionals and advisors shall not be considered members of the Committee for any purpose.

7.5                           Limitation of Liability
A.
No member of the Board of Directors, the Company and no officer or employee of the Company shall be liable to any employee, Participant, Named Beneficiary or any other person for any action taken or act of omission in connection with the administration or operation of this Plan unless attributable to his or her own fraud or willful misconduct.  Nor shall an Employer be liable to any employee, Participant, Named Beneficiary any other person for any such action taken or act of omission unless attributable to fraud, gross negligence or willful misconduct on the part of a director, officer or employee of the Employer.  Moreover, each Participant, Named Beneficiary, and any other person claiming a right to payment under the Plan shall only be entitled to look to the applicable Employer for payment, and shall not have the right, claim or demand against any other Employer, the Committee (or any member thereof), or any director, officer or employee of an Employer.

B.
To the fullest extent permitted by the law, each Employer shall indemnify the Committee, each of its members, and the Employer’s officers and directors for expenses, costs, or liabilities arising out of the performance of duties required by the Plan or any Trust agreement, except for those expenses, costs, or liabilities arising out of a member’s fraud, willful misconduct or gross negligence.

7.6                           Committee Reliance on Records and Reports
The Committee shall be entitled to rely upon certificates, reports, and opinions provided by an accountant, tax or pension advisors, actuary or legal counsel employed by the Employer or Committee.  The Committee shall keep a record of all its proceedings and acts, and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Plan.  The regularly kept records of the Committee and the Employer shall be conclusive evidence of the service of a Participant, compensation, age, marital status, status as an Employee, and all other matters contained therein and relevant to this Plan.  However, a Participant may request a correction in the record of his age at any time prior to his Retirement Age.  Such correction shall be made if Participant furnishes a birth certificate, or other satisfactory documentary proof of age within 90 days after such correction request.  The Committee, in any of its dealings with Participant(s) may conclusively rely on any written statement, representation, or documents made or provided by such Participants.

7.7                           Costs of the Plan
All the costs and expenses for administering and operating the Plan shall be borne by the Employers (in such proportions as reasonably determined by the Company).  The Employers shall also bear the expense of any federal or state employment taxes in connection with the Plan.

7.8                           Claims Procedure
A.
Claim. - Benefits shall be paid in accordance with the terms of this Plan.  A Participant, Named Beneficiary or any person who believes that he is being denied a benefit to which he is entitled under the Plan (“Claimant”) may file a written request for such benefit with the Company, setting forth his claim.  The request must be addressed to the Committee at the Company's principal place of business.

B.
Claim Decision. - Upon the receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period.  However, the Committee may extend the reply period for an additional ninety (90) days for reasonable Cause.  Any claim not granted or denied within such time period shall be deemed to have been denied.  If the claim is denied in whole or in part, the Committee shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

1.	The specific reason or reasons for such denial;
2.	The specific reference to pertinent provisions of this Plan on which such denial is based;

3.	A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary;
4.	Steps to be taken if the Claimant wishes to submit the claim for review; and
5.	The time limits for requesting a review under Subsection C. and under Subsection D hereof.
C.
Request for Review - Within sixty (60) days after the receipt by the Claimant of the Committee's written opinion described above, the Claimant may request in writing that the Secretary of the Company review the determination of the Committee.  Such request must be addressed to the Secretary of the Company, at its then principal place of business.  The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Company.  If the Claimant does not request a review of the Committee’s determination by the Secretary of the Company within such sixty (60) day period, he shall be barred and estopped from challenging the Committee’s determination.

D.
Review of Decision - Within sixty (60) days after the Secretary’s receipt of a request for review, he or she will review the Committee’s determination.  After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based.  If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and shall render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review. Any claim not granted or denied within such time period will be deemed to have been denied.

7.9                           Litigation
 It shall only be necessary to join the Employer as a party in any action or judicial proceeding affecting the Plan.  No Participant or Named Beneficiary or any other person claiming under the Plan shall be entitled to service of process or notice of such action or proceeding except as may be expressly required by law.  Any final judgment in such action or proceeding shall be binding on all Participants, Named Beneficiaries or persons claiming under the Plan.

ARTICLE VIII - AMENDMENT, TERMINATION & MERGER

8.1                           Amendment
The Company by action of its Board of Directors, or duly authorized Board Committee thereof, in accordance with its by-laws, reserves the right to amend the Plan, by resolution of the Company, to the extent permitted under the Code and ERISA.  However, no amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant’s or Named Beneficiary’s Plan termination benefit as defined above.

8.2                            Amendment Required By Law
Notwithstanding Section 8.1, the Plan may be amended at any time, if the opinion of the Employer, such amendment is necessary to ensure the Plan is treated as a non-qualified plan under the Code and ERISA, or other law applicable to a non-qualified plan.  This includes the right to amend this Plan, so that any Trust, if applicable, created in conjunction with this Plan, will be treated as a grantor trust under Sections 671 through 679 of the Code, and to otherwise conform the Plan provisions and such Trust, if applicable, to the requirements of any applicable law.

8.3                            Termination
The Company intends to continue the Plan indefinitely.  However, the Company by action of its Board of Directors or a duly authorized committee thereof, in accordance with its by-laws, reserves the right to terminate the Plan at any time.  However, no such termination shall  have the effect of decreasing a Participant’s or Named Beneficiary’s Plan termination benefit as defined above.

8.4                           Consolidation/Merger/Reorganization
An Employer shall not enter into any consolidation, merger or reorganization without the Employer obtaining from the successor-in-interest organization an agreement to an assignment and assumption of the obligations under this Plan by its successor-in-interest or surviving company or companies.  Should such consolidation, merger or reorganization occur with such an assignment and assumption of the Plan’s obligation, the term “Employer” as defined and used in this Agreement shall refer to the successor-in-interest or surviving company or companies.

ARTICLE IX - GENERAL PROVISIONS

9.1                           Applicable Law
Except insofar as the law has been superseded by applicable federal law, Georgia law shall govern the construction, validity and administration of this Plan as created by this Agreement.  This Plan is intended be a non-qualified unfunded plan of deferred compensation and any ambiguities in its construction shall be resolved in favor of an interpretation which will affect this intention.

9.2                           Benefits Not Transferable or Assignable
A.
Benefits under the Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefits shall be void, nor shall any such benefits be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to them.   This section shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, including a qualified domestic relations order under Section 414(p) of the Code.

B.
An Employer may bring an action for a declaratory judgment if a Participant’s Named Beneficiary or any beneficiary’s benefits hereunder are threatened to be attached by an order from any court.  The Employer may seek such declaratory judgment in a court of competent jurisdiction to:

1.	Determine the proper recipient or recipients of the benefits to be paid under the plan;
2.	Protect the operation and consequences of the Plan for the Employer and all Participants; and
3.	Request any other equitable relief the Employer in its sole judgment may feel appropriate.

Benefits which may become payable during the pendency of such an action shall, at the sole discretion of the Employer, either be:
1.	Paid into the court as they become payable, or
2.	Held in a separate account subject to the court’s final distribution order. Any such delay shall comply in all respects with Code Section 409A.

9.3                           Not an Employment Contract
The Plan is not and shall not be deemed to constitute a contract between the Employer or any Affiliate and any Employee, or to be a consideration for, or an inducement to, or a condition of, the employment of any Employee.  Nothing contained in the Plan shall give or be deemed to give an Employee the right to remain in the employment of an Employer or any Affiliate or to interfere with the right to be retained in the employ of the Employer, any legal or equitable right against the Employer or an Affiliate, or to interfere with the right of the Employer or any Affiliate to discharge or retire any Employee at any time.  It is expressly understood by the parties that the Plan relates to the payment of deferred compensation for the Employee’s services, and is not intended to be an employment contract.

9.4                           Notices
A.
Any notices required or permitted hereunder shall be in writing and shall be deemed to be sufficiently given at the time when delivered personally or when mailed by certified or registered first class mail, postage prepaid, addressed to either party hereto as follows:

If to the Company:
First Bank of Georgia
3527 Wheeler Road
Augusta, Georgia  30904

Or another address communicated by the Company to the Participant in future Plan communications.

If to the Employee:
At his last known address, as indicated by the records of the Employer, or to such changed address as such parties may have fixed by notice.  However, any notice of change of address shall be effective only upon receipt.

B.
Any communication, benefit payment, statement of notice addressed to a Participant or Named Beneficiary at the last post office address as shown on the Employer’s records shall be binding on the Participant or Named Beneficiary for all purposes of the Plan.  The Employer, and a Trustee, if applicable, shall not be obligated to search for any Participant or Named Beneficiary beyond sending a registered letter to such last known address.

9.5                           Severability
The Plan as contained in this document constitutes the entire agreement with each Participant.  If any provision of the Plan shall for any reason be invalid or unenforceable, the remaining provisions of the Plan shall be carried into effect, unless the effect thereof would be to materially alter or defeat the purposes of the Plan.

9.6                           Participant is General Creditor with No Rights to Assets
A.
The payments to the Participant or his Named Beneficiary or any other beneficiary hereunder shall be made from assets that shall continue, for all purposes, to be a part of the general, unrestricted assets of the Employer; no person shall have any interest in any such assets by virtue of the provisions of this Plan.  The Employer’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future.  To the extent that any person acquires a right to receive a benefit from the Employer under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Employer; no such person shall have nor acquire any legal or equitable right, or claim in or to any property or assets of the Employer.  The Employer shall not be obligated under any circumstances to fund obligations under this Agreement.

B.
An Employer, at its sole discretion, may acquire and/or set aside assets or funds to support its financial obligations under this Plan.  No such acquisition or set-aside shall impair or derogate from the Employer’s direct obligation to a Participant or Named Beneficiary under this Plan.  However, no Participant or Named Beneficiary shall be entitled to receive duplicate payments of any benefits provided under the Plan because of the existence of such assets or funds.

C.
In the event that, in its discretion, the Employer purchases an asset(s) or insurance policy or policies insuring the life of the Participant to allow the Employer to recover the cost of providing benefits, in whole or in part hereunder, neither the Participant, Named Beneficiary nor any other beneficiary shall have any rights whatsoever therein in such assets or in the proceeds therefrom.  The Employer shall be the sole owner and beneficiary of any such assets or insurance policies and shall possess and may exercise all incidents of ownership therein.  No such asset or policy, policies or other property shall be held in any Trust either for the Participant or any other person nor as collateral security for any obligation of the Employer hereunder.  A Participant's participation in the acquisition of such assets or policy or policies shall not be a representation to the Participant, Named Beneficiary or any other beneficiary of any beneficial interest or ownership in such assets, policy or policies.  A Participant may be required to submit to medical examinations, supply such information and to execute such documents as may be required by any insurance carriers as a pre-condition to participate in the Plan.

9.7                           No Trust Relationship Created
Nothing contained in this Plan shall be deemed to create a trust of any kind or create any fiduciary relationship between the Employer and the Participant, Named Beneficiary, other beneficiaries of the Participant, or any other person claiming through the Participant.  Funds allocated hereunder shall continue for all purposes to be part of the general assets and funds of the Employer and no person other than the Employer shall, by virtue of the provisions of this Plan, have any beneficial interest in such assets and funds.  The creation of a grantor trust under the Code to hold such assets or funds for the administrative convenience of the Employer shall in no way represent to the Participant or Named Beneficiary a property or beneficial ownership interest in such assets.

9.8                           Limitations on Liability of the Employer
Neither the establishment of the Plan nor any modification hereof nor the creation of any account under the Plan nor the payment of any benefits under the Plan shall be construed as giving to any Participant or any other person any legal or equitable right against the Employer or any officer or employee thereof except as provided by law.

9.9                           Agreement between Employer and Participant Only
This Plan is solely between the Employers and the Participants.  The Participant, Named Beneficiary, estate or any other person claiming through the Participant, shall only have recourse against the applicable Employer for enforcement of the terms of this Plan.  This Plan shall be binding upon and inure to the benefit of each Employer and its successors and assigns, and the Participant, and his or her heirs, executors, administrators and Beneficiaries.

9.10                         Independence of Benefits
The benefits payable under this Plan are for services already rendered or to be rendered and shall be independent of, and in addition to, any other benefits or compensation, whether by salary, bonus or otherwise, payable to the Participant under any compensation and/or benefit arrangements or plans, incentive cash compensations and stock plans and other retirement or welfare benefit plans, that now exist or may hereafter exist from time to time.

9.11                         Unclaimed Property
Except as may be required by law, the Company may take of any the following actions if it gives notice to a Participant or Named Beneficiary of an entitlement to a benefit under the Plan, and the Participant or Named Beneficiary fails to claim such benefit or fails to provide their location to the Company within three (3) calendar years of such notice:
A.	Direct distribution of such benefits, in such proportions as the Company may determine, to one or more or all, of a Participant’s next of kin, if the Company knows their location; or
B.
Deem this benefit to be forfeited and paid to the Employer if the location of a Participant’s next of kin is not known.  However, the Employer shall pay the benefit, unadjusted for gains or losses from the date of such forfeiture, to a Participant or Named Beneficiary who subsequently makes proper claim to the benefit.

The Employers and any Trustee, if applicable, shall not be liable to any person for payment made in accordance pursuant to applicable state unclaimed property laws.

9.12                         Named Beneficiary
As long as this Plan is in force, a Participant shall be entitled to specify or revoke and change the beneficiary or beneficiaries of a survivor benefit, if any, to be paid at the time of his/her death according to procedures set out by the Employer. No Named Beneficiary shall obtain any vested right to have this Plan continued in force, and it may be amended, modified, terminated in whole or in part by the Company in writing without the consent of any Named Beneficiary.

9.13                         Required Tax Withholding and Reporting
The Employer shall withhold and report federal, state and local income and other tax amounts in connection with this Plan as may be required by law from time to time.

9.14                        Discrepancies between the Plan Document and Any Other Understanding
In the event of any discrepancies or ambiguities between the terms of the Plan and any other understanding of the Plan, the terms of the Plan shall control.

9.15                         Code Section 409A Compliance
This Plan shall be interpreted by the Committee to comply with Code Section 409A.  Notwithstanding anything herein to the contrary, (i) if at the time of Participant’s Termination of Employment Participant is a “specified employee” as defined in Code Section 409A and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such Termination of Employment is necessary in order to prevent any accelerated or additional tax under Code Section 409A, then the Employer will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Participant) until the date that is six months following Participant’s Termination of Employment (or the earliest date as is permitted under Code Section 409A) and (ii) if any other payments of money or other benefits due to Participant hereunder could cause the application of an accelerated or additional tax under Code Section 409A, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Code Section 409A, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Board of Directors, that does not cause such an accelerated or additional tax.

ARTICLE X - SIGNATURE PAGE

IN WITNESS WHEREOF, the Company and each Employer have caused this Plan to be executed this 22nd day of October, 2007.

COMPANY

By:	/s/ Remer Y. Brinson, III

Print Name:	Remer Y. Brinson, III

Title:	President and Chief Executive Officer

EMPLOYER:

By:

Print Name:

Title:

EMPLOYER:

By:

Print Name:

Title:

EMPLOYER:

By:

Print Name:

Title:

COMPANY CONSENT TO EMPLOYER:

By:	/s/ Remer Y. Brinson, III

Print Name:	Remer Y. Brinson, III

Title:	President and Chief Executive Officer

BENEFICIARY DESIGNATION FORM

First Bank of Georgia Supplemental Executive Retirement Plan

1.
	(Participant’s Last Name)	(MI)	(First Name)

( )
	(Social Security Number)	(Office Tel.)	(E Mail)

2.	I hereby:
	☐	make the following first designation of my revocable beneficiary to receive any benefits, if any, to which I may be entitled and to possess my rights and interest under the Plan in the event of my death.
	☐	revoke any and all of my prior beneficiary designations as filed with the Company (First Bank of Georgia) and make the following new designation of my revocable beneficiary to receive any benefits, if any, to which I may be entitled and to possess my rights and interest under the Plan in the event of my death.

I understand that this beneficiary designation shall become effective upon the date it is received and acknowledged by the Company.

3.	Named Beneficiary (ies):
A.	Primary Beneficiary:	B.	Secondary Beneficiary:

Address:		Address:
	(Street)		(Street)

(City)	(State)	(ZIP)	(City)	(State)	(ZIP)

Relationship:	Relationship:

4.	Your Signature:
		(Participant’s Signature)	(Date)

We recommend you consult with legal counsel in the preparation of this designation.

Company Acknowledgment:	By:
(Date)
Title: